EXHIBIT 99.2


                     SECOND-TIER SUBSEQUENT ASSIGNMENT

               For value received, in accordance with and subject to the Sale and Servicing Agreement, dated as of January 1, 1999 (the "Sale and Servicing Agreement"), among MMCA Auto Owner Trust 1999-1 (the "Trust"), MMCA Auto Receivables, Inc., as the Seller (the "Seller"), and Mitsubishi Motors Credit of America, Inc., as the Servicer (the "Servicer"), the Seller hereby irrevocably sells, transfers, assigns and otherwise conveys to the Trust, without recourse (subject to the obligations herein), all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the following:

               (i)  the Subsequent Receivables listed on Schedule A hereto;

               (ii) with respect to Subsequent Receivables that are Actuarial Receivables, all monies due thereunder on or after March 1, 1999 (the "Subsequent Cutoff Date") (including Payaheads), and, with respect to Subsequent Receivables that are Simple Interest Receivables, all monies received thereunder on or after the Subsequent Cutoff Date;

               (iii) the security interests in Financed Vehicles granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Seller in such Financed Vehicles;

               (iv) all rights to receive proceeds with respect to such Subsequent Receivables from claims on any physical damage, theft, credit life or disability insurance policies covering the related Financed Vehicles or related Obligors;

               (v) all rights to receive proceeds with respect to such Subsequent Receivables from recourse to Dealers thereon pursuant to Dealer Agreements;

               (vi) all of the Seller's rights to the Receivable Files that relate to such Subsequent Receivables;

               (vii) all payments and proceeds with respect to such Subsequent Receivables held by the Servicer;

               (viii) all property (including the right to receive Liquidation Proceeds and Recoveries and Financed Vehicles and the proceeds thereof acquired by the Seller pursuant to the terms of a Subsequent Receivable that is a Final Payment Receivable), guarantees and other collateral securing a Subsequent Receivable (other than a Subsequent Receivable repurchased by the Servicer or purchased by the Seller);

               (ix) all of the Seller's rights under the First-Tier Subsequent Assignment;

               (x) all rebates of premiums and other amounts relating to insurance policies and other items financed under such Subsequent Receivables in effect as of the Subsequent Cutoff Date; and

               (xi) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

               The Seller hereby represents that as of the Subsequent Cut-off Date, the aggregate Principal Balance of the Subsequent Receivables was $118,376,881.27.

               The foregoing sale, transfer, assignment and conveyance shall not constitute and is not intended to result in an assumption by the Trust of any obligation of the Seller to the Obligors, the Dealers or any other Person with respect the Subsequent Receivables set forth in Schedule A attached hereto and the other Trust Property related thereto or any agreement, document or instrument related thereto.

               In the event that the foregoing sale, transfer, assignment and conveyance is deemed to be a pledge, the Seller hereby grants to the Trust a first priority security interest in all of the Seller's right to and interest in the Subsequent Receivables and other property described in clauses (i) through (xi) above to secure a loan deemed to have been made by the Trust to the Seller in an amount equal to the sum of the initial principal amount of the Notes plus accrued interest thereon and the Initial Certificate Balance.

               This Second-Tier Subsequent Assignment shall be construed in accordance with the laws of the State of New York and the obligations of the Seller under this Second-Tier Subsequent Assignment shall be determined in accordance with such laws.

               This Second-Tier Subsequent Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the Seller contained in the Sale and Servicing Agreement (including the Officer's Certificate of the Seller accompanying this Second-Tier Subsequent Assignment) and is to be governed in all respects by the Sale and Servicing Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement.


               IN WITNESS WHEREOF, the undersigned has caused this Second-Tier Subse quent Assignment to be duly executed as of March 1, 1999.

                                    MMCA AUTO RECEIVABLES, INC.


                                    By:   /s/  Charles A. Tredway
                                          ----------------------------------
                                          Name:  Charles A. Tredway
                                          Title: Executive Vice President